UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2025 (April 22, 2025)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Cedar St., Suite 223 Wallace, ID	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 556-1199

(Former Name or Former Address if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 22, 2025, the Daybreak Oil and Gas, Inc. (“Daybreak”) Board of Directors elected to increase the number of members to four, in accordance with the articles of incorporation and the bylaws of the Company. The Board then elected Mr. Jason Spittlehouse and Mr. Peter J. Young to the Board of Directors.

Mr. Spittlehouse brings over 32 years of experience in various areas in the oil and gas industry. Since 2014, Mr. Spittlehouse has served as the founder and managing partner of Radian Partnership, LP (“Radian”) a Texas partnership with current operations in the Williston Basin of North Dakota. Radian previously had operations in the Illinois Basin. From 2014 to 2010, Mr. Spittlehouse was the founder and manager of VistaTex Energy LLC, an oil and gas company with assets in Texas. From 2005 – 2009, Mr. Spittlehouse was the Chief Operating Officer and a director of Neon Energy, an oil and gas operator located in southeast Asia. From 1993 to 2005, Mr. Spittlehouse worked in various management roles as both a geophysicist and geoscientist for a variety of oil and gas companies including Hess Corporation, ARC Energy and Dragon Oil, all with oil and gas operations in Australia, Indonesia and Southeast Asia.

There is no family relationship between Mr. Spittlehouse and any of the other members of the Board of Directors or the Company’s executive officers. The wife of Mr. Spittlehouse has been employed by Daybreak since May of 2022 as a contract accountant in the role of Controller for the Company.

Mr. Spittlehouse graduated from Imperial College, UK with an MSc degree in Petroleum Geology in 1993 and a BSc degree with honors in Geology and Economics from the University of Hertfordshire, UK in 1992.

Mr. Young brings over 18 years of experience in various areas in the oil and gas industry. In 2018, Mr. Young became the non-executive chairmen and majority owner of California Petroleum Group, an onshore oil production company located in Kern County, California. From 2017 to the present, Mr. Young has also served as the managing director of Cornerstone Resources Group, a company that acquired gas discoveries and prospects in the UK, derisked them and prepared for development and then monetized those assets. Prior to that time, he founded Independent Oil and Gas, Plc, a company specializing in UK gas developments and served on the Board as both CFO and Head of Business Development.

There is no family relationship between Mr. Young and any of the other members of the Board of Directors or the Company’s officers.

Mr. Young graduated from Durham University, UK with an MSc degree in Corporate and International Finance in 1996 and a BA (hons) degree in Business Economics from Nottingham Trent University, UK in 1995. He had an early career in the finance and banking industry dealing with commodities, hedging and risk finance.

Prior Transactions with the Company

Mr. Young was elected to the Board as the member director nominee of Gaelic Resources, Ltd. (“Gaelic”) pursuant to the terms of the Equity Exchange Agreement with Gaelic that was finalized in May of 2022 with the acquisition of Reabold California, LLC by Daybreak.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ BENNETT W. ANDERSON

Bennett W. Anderson, President and Chief Executive Officer

Date: April 28 2025

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